Exhibit 99.1

U.S. COURT OF APPEALS FOR THE FEDERAL CIRCUIT AFFIRMS VICTORY FOR CORMEDIX THERAPEUTICS IN MINOCIN® PATENT LITIGATION

Parsippany, NJ – June 8, 2026 – CorMedix Therapeutics (Nasdaq: CRMD) today announced that the United States Court of Appeals for the Federal Circuit has affirmed the judgment of the U.S. District Court for the Northern District of Illinois that the patents covering its product MINOCIN® for Injection are valid and infringed by the product developed by Nexus Pharmaceuticals, Inc.

Following a four-day bench trial in 2023, the district court found in favor of CorMedix’s wholly owned subsidiary Melinta Therapeutics on all patent infringement and validity issues. The Federal Circuit’s decision on Friday upheld the district court’s findings that Nexus’ proposed generic minocycline product infringes the MINOCIN® patents and rejected Nexus’ invalidity challenge. The Federal Circuit also affirmed the district court’s permanent injunction barring Nexus from marketing its generic product prior to patent expiration. The patents-at-issue are FDA Orange Book listed and protect the company’s innovative reformulation of intravenous minocycline, marketed as MINOCIN® for Injection. MINOCIN® is a tetracycline derived antibiotic used primarily in hospital and acute care settings for patients with a variety of serious and drug-resistant infections.

“We are pleased that the Federal Circuit has affirmed the district court’s thorough and well-reasoned decision,” said Joseph Todisco, CorMedix Chairman and CEO. “This ruling validates the strength of the MINOCIN® intellectual property portfolio and recognizes the innovative work that led to important improvements in intravenous minocycline therapy for patients. The decision reinforces the importance of protecting pharmaceutical innovation and the substantial investments required to develop improved therapies. We will continue to protect and defend CorMedix’s intellectual property.”

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases in the United States. CorMedix is focused on selling and marketing products in institutional settings of care in the US and has field based medical and commercial infrastructure deployed in hospitals, clinics and infusion centers. For more information visit: www.cormedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial and business guidance; sales, revenue and operating expense estimates; synergy estimates and timing; accretion estimates and Adjusted EBITDA estimates. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. In addition, pro forma financial information does not necessarily reflect the actual results that we would have achieved had the pro forma transaction been consummated as of the date indicated nor does it reflect the potential future results of the combined company. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors

daniel@lifesciadvisors.com

(617) 430-7576